Exhibit 4(g)

This instrument was prepared by:     EXECUTED IN 45 COUNTERPARTS OF
				     WHICH THIS IS COUNTERPART NO. 39
     K. M. Davis
     Florida Power & Light Company
     9250 West Flagler Street
     Miami, Florida  33102


		      FLORIDA POWER & LIGHT COMPANY
				  to
			 BANKERS TRUST COMPANY
		As Trustee under Florida Power & Light
		Company's Mortgage and Deed of Trust,
		      Dated as of January 1, 1944.
	       One Hundred First Supplemental Indenture
	       Relating to $278,541,500 Principal Amount
	      of First Mortgage Bonds, Collateral Series A
		       due December 15 , 2000.
		    Dated as of December 1, 2000


This Supplemental Indenture has been executed in several counterparts, all of which constitute but one and the same instrument. This Supplemental Indenture has been recorded in several counties.

Note to Examiner: This Supplemental Indenture is given to secure the payment of revenue bonds issued pursuant to the provisions of Part II, Chapter 159 of the Florida Statutes. Accordingly, pursuant to the provisions of Section 159.31 of the Florida Statutes, no documentary stamp or intangible taxes are due and owing upon the recordation of this Supplemental Indenture.

		  ONE HUNDRED FIRST SUPPLEMENTAL INDENTURE

	  INDENTURE, dated as of the first day of December, 2000, made and entered into by and between FLORIDA POWER & LIGHT COMPANY, a corporation of the State of Florida, whose post office address is 700 Universe Boulevard, Juno Beach, Florida 33408 (hereinafter sometimes called FPL), and BANKERS TRUST COMPANY, a corporation of the State of New York, whose post office address is Four Albany Street, New York, New York 10006 (hereinafter called the Trustee), as the one hundred first supplemental indenture (hereinafter called the One Hundred First Supplemental Indenture) to the Mortgage and Deed of Trust, dated as of January 1, 1944 (hereinafter called the Mortgage), made and entered into by FPL, the Trustee and The Florida National Bank of Jacksonville, as Co-Trustee (now resigned), the Trustee now acting as the sole trustee under the Mortgage, which Mortgage was executed and delivered by FPL to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, reference to which Mortgage is hereby made, this One Hundred First Supplemental Indenture being supplemental thereto;

	  WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the first series) issued thereunder shall be established by Resolution of the Board of Directors of FPL and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

	  WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon FPL by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and FPL may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or FPL may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said first series, by an instrument in writing executed and acknowledged by FPL in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

	  WHEREAS, FPL now desires to create the series of bonds described in
Article I hereof and to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

	  WHEREAS, the execution and delivery by FPL of this One Hundred First Supplemental Indenture, and the terms of the bonds, hereinafter referred to in Article I, have been duly authorized by the Board of Directors of FPL by appropriate resolutions of said Board of Directors;

		    NOW, THEREFORE, THIS INDENTURE WITNESSETH: That FPL, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Bankers Trust Company, as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed, acquired by FPL after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned
(except any properties heretofore released pursuant to any provisions of the Mortgage and in the process of being sold or disposed of by FPL) or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by FPL and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels, and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of FPL in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

	  TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which FPL now has or may hereinafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

	  IT IS HEREBY AGREED by FPL that, subject to the provisions of
Section 87 of the Mortgage, all the property, rights, and franchises acquired by FPL after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Mortgage, as if such property, rights and franchises were now owned by FPL and were specifically described herein and conveyed hereby.

	  PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the Lien and operation of this One Hundred First Supplemental Indenture and from the Lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel (including Nuclear Fuel unless expressly subjected to the Lien and operation of the Mortgage by FPL in a future Supplemental Indenture), oil and similar materials and supplies consumable in the operation of any properties of FPL; rolling stock, buses, motor coaches, automobiles and other vehicles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by FPL for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) FPL's franchise to be a corporation; and (7) the properties already sold or in the process of being sold by FPL and heretofore released from the Mortgage and Deed of Trust, dated as of January 1, 1926, from Florida Power & Light Company to Bankers Trust Company and The Florida National Bank of Jacksonville, trustees, and specifically described in three separate releases executed by Bankers Trust Company and The Florida National Bank of Jacksonville, dated July 28, 1943, October 6, 1943 and December 11, 1943, which releases have heretofore been delivered by the said trustees to FPL and recorded by FPL among the Public Records of all Counties in which such properties are located; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

	  TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by FPL as aforesaid, or intended so to be, unto Bankers Trust Company, the Trustee, and its successors and assigns forever.

	  IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this One Hundred First Supplemental Indenture being supplemental thereto.

	  AND IT IS HEREBY COVENANTED by FPL that all terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of FPL and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by FPL at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee, by the Mortgage as a part of the property therein stated to be conveyed.

	  FPL further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:

			      ARTICLE I
		    Ninety-eighth Series of Bonds

	  Section 1 (I) There shall be a series of bonds designated "Collateral Series A due December 15, 2000", herein sometimes referred to as the "Ninety-eighth Series", each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which shall be established by Resolution of the Board of Directors of FPL, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Ninety-eighth Series shall mature on December 15, 2000 and shall be issued as fully registered bonds in denominations of Two Hundred Fifty Dollars and, at the option of FPL, in any multiple or multiples of Two Hundred Fifty Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and shall not bear interest. The principal of each said bond to be payable at the office or agency of FPL in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Ninety-eighth Series shall be dated as in Section 10 of the Mortgage provided. Bonds of the Ninety-eighth Series shall be issued in the amount of $278,541,500.

	  (II) $56,723,750 principal amount of the Bonds of the Ninety-eighth Series will be registered in the name of The Bank of New York, as collateral agent (hereinafter called the Collateral Agent) under the Bonds Pledge Agreement between the Collateral Agent and FPL, as Pledgor, dated as of December 15, 2000 (hereinafter called the Bonds Pledge Agreement), and pledged to the Collateral Agent by FPL to provide collateral security for the payment of principal of and interest and any premium on the Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1992, issued in the aggregate principal amount of $49,325,000 (hereinafter called the 1992 Bonds) under the Trust Indenture, dated as of May 1, 1992 (hereinafter called the 1992 Indenture), of St. Lucie County, Florida (hereinafter called the County).

		    FPL shall receive a credit against its obligation to make any payment of principal of such bonds of the Ninety-eighth Series, whether at maturity, upon redemption or otherwise, in an amount equal to, and such obligation shall be fully or partially, as the case may be, satisfied and discharged to the extent of 115% of the sum of (a) the amount, if any, paid by or for the account of the County in respect of the corresponding payment of principal of or interest or any premium on the 1992 Bonds and (b) the amount, if any, credited pursuant to the 1992 Indenture against the payment required to be made by or for the account of the County in respect of such payment of principal of or interest or any premium on the 1992 Bonds. The Trustee may conclusively presume that the obligation of FPL to pay the principal of such bonds of the Ninety-eighth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1992 Indenture, signed by the President or a Vice President or Trust Officer of such trustee, stating that the corresponding payment of principal of or interest or any premium on the 1992 Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

	  (III) $64,848,500 principal amount of the Bonds of the Ninety-eighth Series shall be registered in the name of Collateral Agent and pledged pursuant to the Bonds Pledge Agreement, to provide collateral security for the payment of principal of and interest and any premium on the Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1993, issued in the aggregate principal amount of $56,390,000 (hereinafter called the 1993 Bonds) under the Trust Indenture, dated as of July 1, 1993 (hereinafter called the 1993 Indenture), of the County.

	  FPL shall receive a credit against its obligation to make any payment of principal of such bonds of the Ninety-eighth Series, whether at maturity, upon redemption or otherwise, in an amount equal to, and such obligation shall be fully or partially, as the case may be, satisfied and discharged to the extent of 115% of the sum of (a) the amount, if any, paid by or for the account of the County in respect of the corresponding payment of principal of or interest or any premium on the 1993 Bonds and (b) the amount, if any, credited pursuant to the 1993 Indenture against the payment required to be made by or for the account of the County in respect of such payment of principal of or interest or any premium on the 1993 Bonds. The Trustee may conclusively presume that the obligation of FPL to pay the principal of such bonds of the Ninety-eighth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1993 Indenture, signed by the President or a Vice President or Trust Officer of such trustee, stating that the corresponding payment of principal of or interest or any premium on the 1993 Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

	  (IV) $66,125,000 principal amount of the Bonds of the Ninety-eighth Series shall be registered in the name of Collateral Agent and pledged pursuant to the Bonds Pledge Agreement, to provide collateral security for the payment of principal of and interest and any premium on the Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994A, issued in the aggregate principal amount of $57,500,000 (hereinafter called the 1994A Bonds) under the Trust Indenture, dated as of July 1, 1994 (hereinafter called the 1994A Indenture), of the County.

	FPL shall receive a credit against its obligation to make any payment of principal of such bonds of the Ninety-eighth Series, whether at maturity, upon redemption or otherwise, in an amount equal to, and such obligation shall be fully or partially, as the case may be, satisfied and discharged to the extent of 115% of the sum of (a) the amount, if any, paid by or for the account of the County in respect of the corresponding payment of principal of or interest or any premium on the 1994A Bonds and (b) the amount, if any, credited pursuant to the 1994A Indenture against the payment required to be made by or for the account of the County in respect of such payment of principal of or interest or any premium on the 1994A Bonds. The Trustee may conclusively presume that the obligation of FPL to pay the principal of such bonds of the Ninety-eighth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1994A Indenture, signed by the President or a Vice President or Trust Officer of such trustee, stating that the corresponding payment of principal of or interest or any premium on the 1994A Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

	  (V) $33,350,000 principal amount of the Bonds of the Ninety-eighth Series shall be registered in the name of Collateral Agent and pledged pursuant to the Bonds Pledge Agreement, to provide collateral security for the payment of principal of and interest and any premium on the Pollution Control Revenue Refunding Bonds (Florida Power & Light Company Project), Series 1994B, issued in the aggregate principal amount of $29,000,000 (hereinafter called the 1994B Bonds) under the Trust Indenture, dated as of July 1, 1994 (hereinafter called the 1994B Indenture), of the County.

	  FPL shall receive a credit against its obligation to make any payment of principal of such bonds of the Ninety-eighth Series, whether at maturity, upon redemption or otherwise, in an amount equal to, and such obligation shall be fully or partially, as the case may be, satisfied and discharged to the extent of 115% of the sum of (a) the amount, if any, paid by or for the account of the County in respect of the corresponding payment of principal of or interest or any premium on the 1994B Bonds and (b) the amount, if any, credited pursuant to the 1994B Indenture against the payment required to be made by or for the account of the County in respect of such payment of principal of or interest or any premium on the 1994B Bonds. The Trustee may conclusively presume that the obligation of FPL to pay the principal of such bonds of the Ninety-eighth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1994B Indenture, signed by the President or a Vice President or Trust Officer of such trustee, stating that the corresponding payment of principal of or interest or any premium on the 1994B Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

	  (VI) $57,494,250 principal amount of the Bonds of the Ninety-eighth Series shall be registered in the name of Collateral Agent and pledged pursuant to the Bonds Pledge Agreement, to provide collateral security for the payment of principal of and interest and any premium on the Pollution Control Revenue Refunding Bonds (Florida Power & light Company Project), Series 1995, issued in the aggregate principal amount of $49,995,000 (hereinafter called the 1995 Bonds) under the Trust Indenture, dated as of March 1, 1995 (hereinafter called the 1995 Indenture), of the County.

	  FPL shall receive a credit against its obligation to make any payment of principal of such bonds of the Ninety-eighth Series, whether at maturity, upon redemption or otherwise, in an amount equal to, and such obligation shall be fully or partially, as the case may be, satisfied and discharged to the extent of 115% of the sum of (a) the amount, if any, paid by or for the account of the County in respect of the corresponding payment of principal of or interest or any premium on the 1995 Bonds and (b) the amount, if any, credited pursuant to the 1995 Indenture against the payment required to be made by or for the account of the County in respect of such payment of principal of or interest or any premium on the 1995 Bonds. The Trustee may conclusively presume that the obligation of FPL to pay the principal of such bonds of the Ninety-eighth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the 1995 Indenture, signed by the President or a Vice President or Trust Officer of such trustee, stating that the corresponding payment of principal of or interest or any premium on the 1995 Bonds has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

	  (VII) At the option of the registered owner, any bonds of the Ninety-eighth Series, upon surrender thereof for exchange at the office or agency of FPL in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by FPL, duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

	  Bonds of the Ninety-eighth Series shall not be transferable except to any successor Collateral Agent, and any such transfer to be made (subject to the provisions of Section 12 of the Mortgage) at the office or agency of FPL in the Borough of Manhattan, The City of New York.

	  Upon any exchange or transfer of bonds of the Ninety-eighth Series, FPL may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but FPL hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Ninety-eighth Series.

			     ARTICLE II
		      Miscellaneous Provisions

	  Section 2. Subject to the amendments provided for in this One Hundred First Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this One Hundred First Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

	  Section 3. The Trustee hereby accepts the trust herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

	  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this One Hundred First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by FPL solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this One Hundred First Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this One Hundred First Supplemental Indenture.

	  Section 4. Whenever in this One Hundred First Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this One Hundred First Supplemental Indenture contained by or on behalf of FPL, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

	  Section 5. Nothing in this One Hundred First Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this One Hundred First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this One Hundred First Supplemental Indenture contained by or on behalf of FPL shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

	  Section 6. The Mortgage, as heretofore supplemented and amended and as supplemented hereby, is intended by the parties hereto, as to properties now or hereafter encumbered thereby and located within the State of Georgia, to operate and is to be construed as granting a lien only on such properties and not as a deed passing title thereto.

	  Section 7. This One Hundred First Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, FPL has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and BANKERS TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents, one of its Assistant Secretaries or one of its Associates, all as of the day and year first above written.

			      FLORIDA POWER & LIGHT COMPANY


			      By:         /s/ K. M. Davis
				  -----------------------------------
					      K. M. Davis
			       Vice President, Accounting, Controller
				   And Chief Accounting Officer
				     9250 West Flagler Street
					  Miami, FL 33102



Attest:

	/s/  Paul I. Cutler
---------------------------------------
	     Paul I. Cutler
 Assistant Treasurer and Assistant Secretary
	   700 Universe Boulevard
	    Juno Beach, FL 33408


Executed, sealed and delivered by
  FLORIDA POWER & LIGHT COMPANY
  in the presence of:


	    /s/ Scott Craig
----------------------------------------------


	   /s/ Harold McCarthy
----------------------------------------------







			Bankers Trust Company
						   As Trustee


			By:      /s/ Tara J. Coffey
			   -------------------------------
				     Tara J. Coffey
				     Vice President
			       4 Albany Street, 7th Floor
				  New York, NY 10006






Attest:        /s/ Sonja Egge
       ----------------------------------
Sonja Egge
Associate
4 Albany Street, 7th Floor
New York, NY 10006



Executed, sealed and delivered
by Bankers Trust Company
in the presence of:


/s/ Oneaka Hendricks
------------------------------


/s/ Nicole G. Dervan
------------------------------





STATE OF FLORIDA
COUNTY OF PALM BEACH           SS:

     On the 29th day of November, in the year 2000, before me personally came K. M. Davis, to me known, who, being by me duly sworn, did depose and say that he resides at 1101 N.W. 115th Ave., Plantation, FL 33323; that he is a Vice President, Accounting, Controller and Chief Accounting Officer of FLORIDA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

     I HEREBY CERTIFY, that on this 29th day of November, 2000, before me personally appeared K. M. Davis and Paul I. Cutler, respectively, the Vice President, Accounting, Controller and Chief Accounting Officer and the Assistant Treasurer and Assistant Secretary of FLORIDA POWER & LIGHT COMPANY, a corporation under the laws of the State of Florida, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.

     K. M. Davis and Paul I. Cutler produced Florida Driver's License
No. D120-513-46-467-0 and Florida Driver's License No. C346-689-59-470 as
identification, respectively.

     WITNESS my signature and official seal at Juno Beach, in the County of Palm Beach, and State of Florida, the day and year last aforesaid.



			      /s/ Tracy Davis
			     Notary Public, State of Florida
				 Commission No. 00831775
			     My Commission Expires May 2, 2003

				  Tracy Davis
				  Commission #CC 831775
				  Expires May 2, 2003
				  Bonded Thru
				  Atlantic Bonding Co., Inc.






STATE OF NEW YORK
COUNTY OF NEW YORK        SS:

	  On the 29th day of November, in the year 2000, before me personally came Tara J. Coffey, to me know, who, being by me duly sworn, did depose and say that she resides at 14 Wesley Avenue, Atlantic Highlands, NJ 07716; that she is a Vice President of BANKERS TRUST COMPANY, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.

	  I HEREBY CERTIFY, that on this 29th day of November, 2000, before me personally appeared Tara J. Coffey and Sonja Egge, respectively, a Vice President and an Associate of BANKERS TRUST COMPANY, a corporation under the laws of the state of New York, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.

	  Tara J. Coffey and Sonja Egge produced New York Driver's License No. 452 358 323 and New Jersey Driver's License No. E3079 71973 57736 as identification, respectively.

	  WITNESS my signature and official seal at New York City, in the County of New York, and State of New York, the day and year last aforesaid.



			       /s/ Tracy A. Salzmann
			------------------------------------------
				   Tracy A. Salzmann
			    Notary Public, State of New York
			    Registration #01SA6040727
			    Qualified in New York County
			    My Commission Expires April 24, 2002